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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES ECHANGE ACT OF 1934



Date of report (date of earliest event reported):  May 24, 1999



                         THE J.H. HEAFNER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


       North Carolina                333-61713                  56-0754584
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)



2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina          28217
(Address of Principal Executive Offices)                              (Zip Code)


                                 (704) 423-8989
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Changes in Control of Registrant.

         On May 24, 1999, Charlesbank Equity Fund IV, Limited Partnership, a Massachusetts limited partnership (the "Purchaser"), purchased all of the shares of Class A common stock of the Registrant held by certain North Carolina general partnerships directly or indirectly wholly-owned by Ann H. Gaither, William H. Gaither, Susan Gaither Jones and Thomas R. Jones (the "Gaither Family Stockholders") and all of the shares of Class B common stock of Heafner held by Wingate Partners II, L.P., Wingate Affiliates II, L.P., Leon R. Ellin, Armistead Burwell, Jr. and Callier Investment Company (the "Class B Stockholders") for an aggregate purchase price of approximately $44.0 million. The source of the purchase price was the Purchaser's private equity capital. With the purchase, the Purchaser became the beneficial owner of approximately 95.2% of Registrant's issued and outstanding shares of Class A common stock, which possess 20 votes per share, and approximately 96.8% of its issued and outstanding shares of Class B common stock, which possess 1 vote per share. The purchase was made pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 21, 1999, by and among the Gaither Family Stockholders, the Class B Stockholders, the Registrant and the Purchaser.

         The Purchaser is a private equity fund managed by Charlesbank Capital Partners, LLC ("Charlesbank"). Charlesbank, the successor to Harvard Private Capital Group, is a private investment firm with over $2 billion of direct private investment assets.

         Effective upon the closing of the transactions provided for in the Stock Purchase Agreement, the following designees of the Purchaser were appointed to the Registrant's board of directors: Kim G. Davis, Tim R. Palmer, Mark A. Rosen and Jon M. Biotti. In addition, Ann H. Gaither, V. Edward Easterling, Jr., Victoria B. Jackson and William M. Wilcox, Jr. resigned from the Registrant's board of directors. Simultaneously, William H. Gaither resigned as President and Chief Executive Officer of the Registrant and became its Chairman, and Donald C. Roof, formerly Senior Vice President, Chief Financial Officer and Treasurer, became President and Chief Executive Officer and was appointed to the Registrant's board of directors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         99.1 Stock Purchase Agreement, dated as of April 21, 1999, by and among the Gaither Family Stockholders, the Class B Stockholders, the Registrant and the Purchaser.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  June 7, 1999

                                           THE J.H. HEAFNER COMPANY, INC.


                                           /s/ Donald C. Roof
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                                                          Donald C. Roof
                                           President and Chief Executive Officer



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